UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2017

Asterias Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 456-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2017, Asterias Biotherapeutics, Inc. (the "Company") issued a press release announcing that its Board of Directors has appointed Michael Mulroy as the Company's President and Chief Executive Officer, effective June 26, 2017. The Company also announced that Stephen L. Cartt will resign from the position of President and Chief Executive Officer effective as of the close of business on June 25, 2017.  Mr. Cartt will continue to serve on the Company's Board of Directors, and is a nominee at the Company's 2017 annual meeting of stockholders.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Mr. Mulroy most recently served as a Senior Advisor to CamberView Partners, LLC, which assists companies in connection with investor engagement and complex corporate governance issues. Mr. Mulroy served until September 2014 as Executive Vice President – Strategic Affairs and General Counsel of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt plc following its acquisition of Questcor Pharmaceuticals, Inc. in August 2014. Mr. Mulroy was appointed Executive Vice President, Strategic Affairs and General Counsel and Corporate Secretary of Questcor during February 2014, having previously served as Chief Financial Officer, General Counsel and Corporate Secretary since January 2011. From 2003 to 2011, Mr. Mulroy was employed by the law firm of Stradling Yocca Carlson & Rauth, where he served as a partner from 2004, and represented Questcor and other publicly-traded companies. From 1997 to 2003, Mr. Mulroy was an investment banker at Citigroup and Merrill Lynch. Mr. Mulroy is currently on the Board of Directors of BioTime, Inc.  From July 2011 to August 2014, Mr. Mulroy served as a member of the Board of Directors of Comarco, Inc., which developed and designed innovative technologies and intellectual property used in power adapters. Mr. Mulroy earned his J.D. degree from the University of California, Los Angeles and his B.A. (Economics) from the University of Chicago.

Prior to his appointment as President and Chief Executive Officer of the Company, Mr. Mulroy was not a related person to the Company and there was no transaction or other arrangement involving the Company in which Mr. Mulroy or any related person to Mr. Mulroy has or will have a direct or indirect material interest. He has no family relationship with any director or executive officer of the Company.

The Company and Mr. Mulroy entered into an employment agreement (the "Employment Agreement"), which provides for an annual base salary of $465,972 and a grant of stock options to purchase 800,000 shares of the Company's common stock at an exercise price of equal to the closing share price of Asterias common stock on his first day of employment.  Subject to Mr. Mulroy's continued employment with the Company, the stock options vest in equal monthly installments over 48 months commencing on July 31, 2017.  In addition, Mr. Mulroy is eligible for an annual Bonus Opportunity up to 50% of his base salary (the "Bonus Opportunity").  The Company's Board, or its Compensation Committee, has absolute discretion in determining whether, to what extent any payment and/or equity award under the Bonus Opportunity are to be made based on performance criteria that the Board, or its Compensation Committee, may determine from time to time.

Mr. Mulroy's employment agreement contains provisions entitling him to severance benefits under certain circumstances. If the Company terminates Mr. Mulroy's employment without “Cause” or if he resigns for “Good Reason” otherwise than within one (1) month prior to or twelve (12) months following a "Change of Control" (as those terms are defined in the Employment Agreement), he will be entitled to the following severance: (A) if Mr. Mulroy’s employment is terminated within the first 12 months of employment: (i) salary continuation at his then-current base salary for six (6) months, (ii) 50% of his target bonus as in effect at the date of termination, (iii) accelerated vesting of 50% of the then unvested stock options and restricted granted to him and (iv) payment, for a period of six (6) months, of any health insurance benefits that he was receiving at the time of termination of his employment, under a Company employee health insurance plan subject to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), or (B) if Mr. Mulroy’s employment is terminated after 12 months of employment: (i) salary continuation at his then-current base salary for twelve (12) months, (ii) 100% of his target bonus as in effect at the date of termination, (iii) accelerated vesting of 100% of the then unvested stock options and restricted stock granted to him, and (iv) payment, for a period of twelve (12) months, of any health insurance benefits that he was receiving at the time of termination of his employment, under a Company employee health insurance plan subject to the COBRA.

If Mr. Mulroy's employment is terminated without “Cause” or if he resigns for “Good Reason” within one (1) month prior to or twelve (12) months following a Change in Control, Mr. Mulroy will be entitled to receive payment for all accrued but unpaid salary, accrued but unpaid bonus, if any, and vacation accrued as of the date of termination of his employment, and as severance compensation (A) an amount equal to the sum of 200% of his base salary and 200% of his target bonus as in effect at the date of termination, which shall be paid in a lump sum no later than 60 days after the date of his termination of employment, subject to such payroll deductions and withholdings as are required by law, (B) accelerated vesting of 100% of Mr. Mulroy’s then unvested stock options and any restricted stock and (C) payment, for a period of twelve (12) months, of any health insurance benefits that he was receiving at the time of termination of his employment, under a Company employee health insurance plan subject to COBRA. The employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.1. The foregoing summary of the employment agreement is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.  On May 23, 2017, Mr. Mulroy and the Company also entered into its standard indemnification agreement for directors and officers.

On May 23, 2017, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Cartt.  Under the terms of the Separation Agreement, the Company agreed to allow unvested options to purchase 62,500 shares of common stock to continue to vest, subject to Mr. Cartt's continued service on the Company's Board of Directors. The foregoing summary of the Separation Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

On May 23, 2017, the Company announced that Katharine E. Spink, currently the Company's Chief Operating Officer, is being promoted to the expanded position of Executive Vice President and Chief Operating Officer, also effective June 26, 2017.  Dr. Spink's annual base salary will be adjusted from $340,000 to $367,200.  Effective as of June 26, 2017, Jane Lebkowski, currently the Company's President of R&D and Chief Scientific Officer, will become the Company's Chief Scientific Officer.  Ms. Lebkowski has informed the Company that she expects to transition to a part-time role later this year.

Item 9.01	Financial Tables and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, by and between the Company and Michael Mulroy
10.2	Separation Agreement, by and between the Company and Steve Cartt
99.1	Press Release, dated May 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: May 23, 2017	By:	/s/ Ryan D. Chavez
Chief Financial Officer and General Counsel